UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2012

Omni Ventures, Inc.
(Exact name of registrant as specified in its charter)

Kansas
(State or Other Jurisdiction of Incorporation)

333-156263	26-3404322
(Commission File Number)	(IRS Employer Identification No.)

3131 South Broadway, Los Angeles, CA	90007
(Address of Principal Executive Offices)	(Zip Code)

(323) 981-0205
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Officer.  On June 25, 2012, the Company appointed Mr. Deepak Ramchandani as Chief Executive Officer.  Mr. Ramchandani has worked in the clothing/apparel industry from an early age in his family’s textile business in Mumbai (f/k/a Bombay, India).  In his late teens, he started his own clothing factory and soon was manufacturing garments for one of India’s largest garment exporter.  After moving to the United States, he worked for one of the largest southern California-based clothing wholesalers where he progressed from Senior Merchandiser to Buyer to Director of Operations and Sales.  In 2008, Mr. Ramchandani founded Brands Unlimited, LLC, a designing, manufacturing, and wholesale clothing company which sells to stores such as TJ Maxx, Ross, Burlington, and Citi Trends.

Item 8.01.  Other Events.

On June 25, 2012, the Company entered into a Letter of Intent for the strategic relationship and acquisition of certain assets with and of Brands Unlimited, LLC, as part of the appointment of Mr. Ramchandani as CEO, and in conjunction with growth of the Company.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1       Press release issued on June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2012
OMNI VENTURES, INC.
By: /s/ Christian Wicks
Christian Wicks
President

Exhibit 99.1

Omni Announces New CEO, New York Office and Intent to Acquire New Assets.

NEW YORK, June 25, 2012 (GLOBE NEWSWIRE) -- Omni Ventures, Inc. (OTCQB: OMVE), announced today that it has hired Mr. Deepak Ramchandani as the Company’s Chief Executive Officer. Mr. Ramchandani, who spent his whole career in apparel industry, has launched and developed several successful apparel companies including Brands Unlimited, LLC, which designs and distributes casual apparel to various customers including the leading department store chains. Additionally Omni announced today the Letter of Intent to acquire certain revenue-generating assets of Brands Unlimited, including its account receivable, customer lists etc. In connection to that Omni announced that it is expanding its operations into New York Fashion District where it would maintain the offices and the showroom, which will serve the business to be acquired from Brands Unlimited as well as its PRVCY Premium brand.

“We are very excited to welcome Deepak on Board, add new lines of business and expand our operations into the heart of the New York Fashion District,” stated Christian Wicks, President of Omni Ventures, Inc. He added, “Deepak brings with him about 20 years of valuable experience in the casual apparel business as well as additional lines of casual apparel business, which will augment our PRVCY brand and turn Omni into a versatile apparel holding company serving premium, mi-tier and discounted apparel markets.” Deepak Ramchandani stated: “I’m very happy to join the management team of Omni and am looking forward to the strategic partnerships, which we will strive to create for the company in the mid-tier and discounted apparel markets, in addition to the premium brand, which the Company has been developing and is planning to re-launch. Upon completion of the due diligence and the contractual paperwork on acquisition of the assets of Brands Unlimited, which has shipped about $1.1M of denim and casual tops this year, we are looking to immediately add at least $1.4M of current orders and about another $600K of orders in the works to the books of Omni. And by consolidating the operations between New York and Los Angeles, combining our sales forces, reducing expenses and targeting strategic customers we are looking forward to building a very solid revenue base covering all tiers of the increasingly savvy apparel shoppers markets.”

About Omni Ventures
Omni Ventures, Inc. is the owner of PRVCY Couture, Inc., the casual couture apparel and accessories design, manufacturing and distribution company (www.prvcycouture.com) known for the "Made in Hollywood" PRVCY brands. The Company is in various stages of developing several related projects in the fields of consumer goods design, manufacturing and distribution as well as consumer services. For more info, please visit www.omve.net.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company's business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company's periodic filings with the Security and Exchange Commission. You should carefully review the information disclosed within the section entitled "Risk Factors" contained in the Company's Current Report on Form 10Q/A filed on February 15, 2012, as well as the information contained in this release, when assessing the Company and its business. The Company undertakes no obligation to update any forward-looking statements.

Contact:
Investor Relations:
investor.relations@omve.net